UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2018

GENOCEA BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36289 (Commission File Number)	51-0596811 (I.R.S. Employer Identification Number)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA (Address of principal executive offices)	02140 (Zip Code)

Registrant’s telephone number, including area code:  (617) 876-8191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☒
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2018, the board of directors of Genocea Biosciences, Inc. (the “Company”) designated Michael Alfieri as Principal Financial Officer and Principle Accounting Officer of the Company. Mr. Alfieri, age 53, has been Vice President of Finance of the Company since May 2018 and will retain this position. Before joining the Company, Mr. Alfieri served as Vice President of Finance of Radius Health, Inc. from January 2017 through May 2018, Corporate Controller of Merrimack Pharmaceuticals, Inc. from July 2014 through January 2017, and Executive Director of Finance and Corporate Controller at Anika Therapeutics, Inc. prior to that. Mr. Alfieri is not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 21, 2018, the stockholders of the Company approved a proposed amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 175,000,000 to 250,000,000 shares. Subsequent to such approval, the Company filed, on June 23, 2018, with the Delaware Secretary of State a certificate of amendment to the amended and restated certificate of incorporation (the “Certificate of Amendment”), giving effect to the authorized share increase.  A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 21, 2018, the Company held its previously announced Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting, the stockholders of the Company voted on the five proposals as follows: (i) to elect Mr. Kenneth Bate, Dr. Ali Behbahani and Dr. Howard Mayer as Class I members of the board of directors to serve until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualified (“Proposal 1”), (ii) to approve the amendment to the amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 175,000,000 to 250,000,000 shares (“Proposal 2”), (iii) to approve the Amended and Restated Genocea Biosciences, Inc. 2014 Equity Incentive Plan (“Proposal 3”), (iv) to approve an amendment to the Genocea Biosciences, Inc. 2014 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,500,000 shares and to increase the number of shares that may be purchased by a participant on any exercise date by 18,000 shares (“Proposal 4”), and (v) to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (“Proposal 5”).

The Company’s stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Kenneth Bate	66,645,766	8,120,857	-
Ali Behbahani, M.D.	71,356,627	3,409,996	-
Howard Mayer, M.D.	66,117,703	8,648,920	-

There were no abstentions with respect to Proposal 1.

The Company stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows: 62,202,788 shares voted for, 6,551,227 shares voted against and 6,012,608 shares abstained from voting. There were no broker non-votes with respect to Proposal 2.

The Company stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 44,135,057 shares voted for, 6,108,894 shares voted against and 5,085,400 shares abstained from voting. There were 19,437,272 broker non-votes with respect to Proposal 3.

The Company stockholders approved Proposal 4. The votes cast at the Annual Meeting were as follows: 49,432,193 shares voted for, 837,333 shares voted against and 5,059,825 shares abstained from voting. There were 19,437,272 broker non-votes with respect to Proposal 4.

The Company stockholders approved Proposal 5. The votes cast at the Annual Meeting were as follows: 67,916,412 shares voted for, 731,332 shares voted against and 6,118,879 shares abstained from voting. There were no broker non-votes with respect to Proposal 5.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Genocea Biosciences, Inc.
10.1	Genocea Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan
10.2	Genocea Biosciences, Inc. 2014 Employee Stock Purchase Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ William Clark
William Clark
President and Chief Executive Officer

Date:  June 25, 2018